Exhibit 10.2

EXECUTION VERSION

FIFTH AMENDMENT TO SECOND LIEN SECURED CREDIT AGREEMENT

     THIS FIFTH AMENDMENT TO SECOND LIEN SECURED CREDIT AGREEMENT (this “Amendment”) is dated April 12, 2005, among PetroQuest Energy, L.L.C., a Louisiana limited liability company (“PetroQuest”); TDC Energy LLC f/k/a TDC Acquisition Sub LLC, a Louisiana limited liability company (“New TDC” and, together with PetroQuest, “Borrower”); PetroQuest Energy, Inc., a Delaware corporation (“Guarantor”); each of the Lenders that are, from time to time, parties to the Credit Agreement; and Macquarie Bank Limited, a bank incorporated under the laws of Australia (in its individual capacity, “MBL”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below). Except as noted in this Amendment, all references to sections, exhibits and schedules refer to sections in and exhibits and schedules to the Credit Agreement.

Background

     A. PetroQuest and Guarantor are currently parties to a Second Lien Secured Credit Agreement dated November 6, 2003 (as amended, the “Credit Agreement”), with Macquarie Bank Limited (“Macquarie”), in its individual capacity and as Administrative Agent, and the other Lenders party to that agreement.

     B. Guarantor has entered into an Agreement and Plan of Merger dated April 12, 2005 (the “Merger Agreement”) with New TDC, a wholly-owned subsidiary of Guarantor, TDC Energy LLC (“Old TDC”) and the owners of all of the outstanding membership interest in Old TDC. Under the Merger Agreement, Guarantor and Old TDC will enter into a business combination transaction in which Old TDC will merge with and into New TDC. New TDC will survive the merger with Old TDC and, immediately following the merger, will change its name to TDC Energy LLC.

     C. Old TDC and Macquarie are parties to a Credit Agreement dated May 2, 2003 (as amended, the “Old TDC Credit Agreement”). In connection with the merger of Old TDC into New TDC, Macquarie will sell and assign to JPMorgan Chase Bank, N.A. (“JPMorgan”), the Bridge Note (as defined in the Old TDC Credit Agreement) and the various liens securing the repayment of amounts owed under the Bridge Note.

     D. Notwithstanding the sale of the Bridge Note and related liens to JPMorgan, New TDC will assume and become directly liable for (i) all obligations of Old TDC under the Swap Agreement (as defined in the Old TDC Credit Agreement) between Old TDC and Macquarie (the “TDC Swap Agreement”), and (ii) all obligations owed or to be owed to Macquarie by PetroQuest under the Credit Agreement.

     E. In connection with the transactions contemplated by the Merger Agreement, PetroQuest and Guarantor have requested that Macquarie amend certain terms and conditions of the Credit Agreement, and Macquarie is willing to do so pursuant to the terms and conditions of this Amendment.

Agreements

     In consideration of the mutual covenants of Borrower, Guarantor and the Lenders set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, Borrower, Guarantor and the Lenders agree as follows:

     1. Amendments to Credit Agreement.

     (a) Modifications to Existing Definitions. The Credit Agreement is amended to replace the existing definitions for each of the terms listed below with the new definitions set forth along side each term in this Section 1(a):

     “Borrower” means, collectively, PetroQuest Energy, L.L.C., a Louisiana limited liability company, and TDC Energy LLC, a Louisiana limited liability company f/k/a TDC Acquisition Sub LLC.

     “Term Note” means, collectively, one or more promissory notes substantially in the form of Exhibit B executed by Borrower and delivered to Lenders (including any successors to and assignees of the initial Lenders identified in this Agreement) pursuant to Section 2.4, together with all renewals, extensions, replacements and rearrangements. As of the date of the Fifth Amendment, all references to the Term Note will be deemed to refer to the Replacement Term Note.

     (b) Additional Definitions. The Credit Agreement is amended to include each of the following additional definitions in alphabetical order:

     “Fifth Amendment” means the Fifth Amendment to Credit Agreement dated April 12, 2005 among Borrower, Guarantor, Administrative Agent and the Lenders party to the Credit Agreement.”

     “New TDC” means TDC Energy LLC, a Louisiana limited liability company f/k/a TDC Acquisition Sub LLC.

     “Old TDC” means TDC Energy LLC, a Louisiana limited liability company that was acquired by and merged into New TDC pursuant to the TDC Merger Agreement.

     “PetroQuest” means PetroQuest Energy, L.L.C., a Louisiana limited liability company.

     “Replacement Term Note” means the Replacement Term Note dated April 12, 2005, substantially in the form of Exhibit B executed and delivered to Lenders, together with any renewals, extensions, replacements or rearrangements.

     “TDC Merger Agreement” means the Agreement and Plan of Merger dated April 12, 2005 among Guarantor, TDC Acquisition Sub LLC, Old TDC and the owners of all of the outstanding membership interests in Old TDC.

     (c) Modifications to Credit Agreement.

     (i) Joint and Several Liability of Borrowers. A new Section 2.12 is added to the Credit Agreement as follows:

     Section 2.12 Joint and Several Liability. Both PetroQuest and New TDC expressly agree and acknowledge that they are each liable, jointly and severally, for the full and final repayment and satisfaction of all of the Obligations.

     (ii) Effect of Merger. A new Section 4.40 is added to the Credit Agreement as follows:

     Section 4.40 Effect of Merger. New TDC is a Louisiana limited liability company f/k/a TDC Acquisition Sub LLC, and is a wholly-owned, direct subsidiary of Guarantor. New TDC is the successor by merger to Old TDC and, pursuant to the TDC Merger Agreement and by operation of law, New TDC acquired all of the assets and assumed all of the liabilities of Old TDC.

     (iii) Debt Threshold. Section 7.11 of the Credit Agreement is deleted in its entirety and replaced with the following:

     Section 7.11 Debt Threshold.

     (a) Permitted Outstanding Debt. Borrower shall not permit the total Outstanding Debt to exceed (a) eighty million dollars ($80,000,000) effective March 31, 2005 and (b) ninety million dollars ($90,000,000.00) beginning on the date the transactions contemplated by the TDC Merger Agreement become effective.

     (b) Reduction of Permitted Outstanding Debt. The total amount of Outstanding Debt permitted by this Section 7.11 will automatically reduce dollar-for-dollar concurrently with any reduction(s), for any reason, of the Borrowing Base under the Senior Credit Facility.

     2. Exhibits and Schedules. Exhibit B to the Credit Agreement is deleted in its entirety and replaced with Exhibit B to this Amendment.

     3. Conditions to Effectiveness. This Amendment will become effective upon the first date (the “Effective Date”) on which each of the following conditions is indefeasibly satisfied or waived in writing by Administrative Agent:

     (a) Borrower and Guarantor, as applicable, will execute and deliver to the Administrative Agent the following documents, in each instance, acceptable in form and substance to Administrative Agent in its sole and absolute discretion:

          (i) Replacement Term Note

          (ii) Pledge Agreement

          (iii) Act of Mortgage, Assignment of Production and as-Extracted Collateral, Security Agreement and Financing Statement (Louisiana Properties of New TDC);

          (iv) Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement (Texas Properties of New TDC);

          (v) Security Agreement;

          (vi) First Amendment to Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement (Existing Texas Properties of PetroQuest);

          (vii) First Amendment to Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement (Existing Oklahoma Properties of PetroQuest);

          (viii) Act of Supplement and Amendment to and Notice of Reinscription of First Amended and Restated Act of Mortgage, Assignment of Production and As-Extracted Collateral, Security Agreement and Financing Statement (Existing Louisiana Properties of PetroQuest);

          (ix) Pledge Agreement (Membership Interests in New TDC)

          (x) Pledge Agreement (Membership Interest in CSP);

          (xi) Purchase and Sale Agreement (ORRI in TDC Properties);

          (xii) Registration Rights Agreement;

          (xiii) Release Agreement (Old TDC and TDC Members);

          (xiv) First Amendment to Master Agreement (TDC ISDA);

          (xv) First Amendment to Master Agreement (PetroQuest ISDA);

          (xvi) First Amendment to Unconditional Guaranty Agreement (PQUE); and

          (xvii) all other agreements, instruments, certificates, financing statements and other documents necessary or convenient, in the sole and absolute discretion of the Lenders, to give effect to the transaction contemplated by this Amendment;

     (b) PQUE shall have issued to Macquarie 500,000 shares of common stock (par value $0.001 per share) of PQUE and delivered to Macquarie one or more certificates evidencing the issued shares;

     (c) to the extent not previously delivered to Lender (or to the extent such requirement has not been waived in writing by Lender), Borrower shall have delivered or caused others to deliver to Lender all instruments, certificates, reports, legal opinions and other documents required to be delivered pursuant to the Credit Agreement or any of the other Loan Documents;

     (d) no Material Adverse Effect shall have occurred;

     (e) the representations in each of the Loan Documents of Borrower and each other Person are true, complete and correct in all material respects;

     (f) no suit or other proceeding is pending or threatened before any court or governmental agency seeking to restrain, enjoin or prohibit or declare illegal, or seeking damages from Borrower in connection with the transactions contemplated in this Agreement (or the operations contemplated as part of those transactions) or alleging the breach of any material contract;

     (g) to the extent it has not done so previously, Borrower has reimbursed Lenders for all Related Costs for which invoices have been presented;

     (h) each of the documents executed and delivered by Borrower or Guarantor in connection with any amendments or supplements to the Senior Credit Facility will be satisfactory in form and substance to Borrower, Guarantor and Lenders;

     (i) Senior Lender shall have executed and delivered to Administrative Agent an amendment to the Intercreditor Agreement satisfactory in form and substance to Lenders in their sole and absolute discretion; and

     (j) Borrower shall have paid to Administrative Agent, for the benefit of each of the Lenders, a modification fee in the amount of fifty thousand dollars ($50,000).

     4. Reaffirmation of Representations and Warranties. To induce the Lenders to enter into this Amendment, (a) PetroQuest and New TDC each hereby reaffirms, as of the date of this Amendment, the representations of warranties of Borrower contained in Article IV of the Credit Agreement, each of the other Loan Documents and all other documents executed pursuant thereto, (b) Guarantor hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Credit Agreement, each of the other Loan Documents and all other documents executed pursuant thereto, and (c) each of PetroQuest, New TDC and Guarantor additionally represents and warrants to each of the Lenders as follows:

(i) the execution and delivery of this Amendment and the performance by Borrower and Guarantor of their respective obligations under this Amendment are within such company’s power, have been duly authorized by all necessary company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Charter Documents of Borrower or Guarantor or of any agreement binding upon either of them; and

(ii) this Amendment represents the legal, valid and binding obligations of each of Borrower and Guarantor enforceable against each of them in accordance with its terms and subject only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

     5. Ratification of Liens and Security Interests. Borrower acknowledges and ratifies the existence and priority of the Liens granted by Borrower in favor of any of the Lenders or the Administrative Agent for the benefit of the Lenders in and to the Collateral and represents, warrants and covenants that such liens and security interests are valid, existing and in full force and effect.

     6. Miscellaneous. This Amendment supersedes all prior agreements (written or oral) between Borrower and the Lenders with regard to the subject matters hereof. This Amendment is a Loan Document. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement as amended by this Agreement and any other Loan Document, the terms of the Credit Agreement will control and the other document will be deemed to be amended to conform to the terms of the Credit Agreement. All references to the Credit Agreement will refer to the Credit Agreement as amended by this Amendment. Borrower agrees that all Loan Documents to which it is a party (whether as an original signatory or by assumption of the Obligations) remain in full force and effect and continue to evidence its legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment or are amended in connection with this Amendment). Borrower releases Administrative Agent and each of the Lenders from any liability for actions or failures to act in connection with the Loan Documents prior to the date of this Amendment. Any course of dealing among Borrower, Administrative Agent, any of the Lenders or any other Person will not be deemed to have altered or amended the Credit Agreement or affected either Borrower’s or the Lenders’ right to enforce the Credit Agreement as written. This Amendment will be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

     7. Form. Each agreement, document, instrument or other writing to be furnished to Administrative Agent or the Lenders under any provision of this Amendment must be in form and substance satisfactory to the Lenders and their respective counsel.

     8. Multiple Counterparts. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument; but, in making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for each of the parties to execute the same counterpart of this Amendment so long as each of them executes a counterpart of this Amendment.

     9. Governing Law. This Amendment and all transactions provided for in this Amendment will be governed by, interpreted and construed under and enforced pursuant to the laws of the State of Texas, without regard to its conflicts of laws provisions.

     10. Final Agreement. THE LOAN DOCUMENTS, AS AMENDED BY OR IN CONNECTION WITH THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

     This Amendment is executed as of the date set forth in the preamble to this Amendment.

BORROWER:

PetroQuest Energy, L.L.C., a Louisiana limited liability company

By:	/s/ Michael O. Aldridge

Michael O. Aldridge
Treasurer

TDC Energy LLC
f/k/a TDC Acquisition Sub LLC, a Louisiana limited liability company

By:	/s/ Michael O. Aldridge

Michael O. Aldridge
Treasurer

GUARANTOR:

PetroQuest Energy, Inc., a Delaware corporation

By:	/s/ Michael O. Aldridge

Michael O. Aldridge
Treasurer

LENDERS:

Macquarie Bank Limited, a bank incorporated in accordance with the laws of Australia

By:	/s/ Nicholas O’Kane

Printed Name:	Nicholas O’Kane

Title:	Executive Director

By:	/s/ Anita Chiu

Printed Name:	Anita Chiu

Title:	Lawyer